Exhibit 99.1

Anika Therapeutics Names Sylvia Cheung as Chief Financial Officer

Provides Summary of Fourth Quarter and 2012 Preliminary Financial Results

BEDFORD, Mass.--(BUSINESS WIRE)--January 22, 2013--Anika Therapeutics, Inc. (Nasdaq: ANIK) today announced the appointment of Sylvia Cheung as the company’s Chief Financial Officer, effective April 1, 2013. Cheung, who has served as Anika’s Vice President for Strategic Processes since February 2012, will succeed Kevin W. Quinlan, who is leaving Anika effective March 31, 2013 to pursue other professional opportunities. The company also today provided its preliminary unaudited revenue results for the fourth quarter and full year ended December 31, 2012.

Cheung, 38, brings to Anika more than 16 years of financial and general management experience. Prior to her current position as Vice President of Strategic Processes, Cheung served as General Manager for the company’s Italy-based subsidiary, Anika Srl. She joined Anika as Controller in 2005. In addition to fulfilling wide-ranging financial responsibilities as Controller, Cheung led the company’s integration of Anika Srl subsequent to its acquisition in 2009. Prior to Anika, she held a series of progressively responsible financial management positions at Transkaryotic Therapies, Inc. Cheung holds a bachelor of business administration degree in accounting from the University of Massachusetts in Amherst, a master’s degree in business administration from Boston University, and is a Certified Public Accountant (inactive).

“Serving as our new Chief Financial Officer will enable Sylvia to apply her financial acumen and business experience not only in leading Anika’s finance team, but in playing a key role in our efforts to strategically position the company for growth,” said Charles H. Sherwood, Ph.D., Anika’s President and Chief Executive Officer. “Sylvia has the ideal combination of talents, skills and experience – as well as a record of success as a member of Anika’s senior management team – to ensure continuity in the CFO position and help advance our company into the future.”

“On behalf of the board of directors, I extend our thanks to Kevin Quinlan for his years of dedicated service with Anika,” Sherwood said. “We look forward to Kevin’s continued contributions during the transition process in the weeks ahead, and wish him success in his future endeavors.”

Preliminary Financial Results

Based on preliminary unaudited information and subject to the year-end accounting close and audit, Anika expects total revenue for the fourth quarter ended December 31, 2012 in the range of $22.0 million to $23.0 million, compared with $18.4 million in the fourth quarter of 2011. For full-year 2012, total revenue is expected to be between $70.0 million and $71.6 million, compared with $64.8 million a year earlier.

Anika expects to equal or exceed its previously announced guidance of $0.74 net income per diluted share for full-year 2012. This includes, as announced on December 28, 2012, a pre-tax charge of approximately $2.5 million related to the closure of the company’s tissue engineering facility in Abano Terme, Italy.

“Anika delivered solid revenue growth in the fourth quarter of 2012, concluding an excellent year from both operational and financial perspectives,” said Sherwood. “Our top-line performance continues to be driven by strong worldwide demand for our flagship orthobiologics product Orthovisc®. On the bottom line, improvements in our operating efficiency, coupled with growing revenue, have enabled us to drive continued growth in income from operations and strong cash flow.”

Fourth Quarter 2012 Conference Call

Anika expects to release its final financial results for the quarter and year ended December 31, 2012 on Wednesday, February 27, 2013. The company plans to hold a conference call the next day, Thursday, February 28, 2013, at 9:00 a.m. ET, to discuss its financial results, business highlights and outlook. In addition, management will answer questions concerning business and financial developments and trends, and other business and financial matters affecting the company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial 800-291-5365 (international callers dial 617-614-3922) and use the passcode 89264114. In addition, the call will be available through a live audio webcast in the "Investor Relations" section of Anika’s website, www.anikatherapeutics.com. An accompanying slide presentation also can be accessed via the Anika Therapeutics website. The call will be archived and accessible on the same website shortly after its conclusion.

About Anika Therapeutics, Inc.

Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing, and repair. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika’s products range from orthopedic/joint health solutions led by Orthovisc®, a treatment for osteoarthritis of the knee; to surgical aids in the ophthalmic and anti-adhesion fields. The company also offers aesthetic dermal fillers for the correction of facial wrinkles. Anika’s Italian subsidiary, Anika Therapeutics, S.r.l, provides complementary HA products in orthopedic/joint health and anti-adhesion, as well as therapeutics in new areas such as advanced wound treatment and ear, nose and throat care. Its regenerative technology advances Anika’s vision to offer therapeutic products that go beyond pain relief to protect and restore damaged tissue.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, those relating to the appointment of Sylvia Cheung as Anika’s Chief Financial Officer, effective April 1, 2013; the departure of Kevin Quinlan as the company’s Chief Financial Officer effective March 31, 2013; Mr. Quinlan’s continued service as Chief Financial Officer and assistance with the CFO transition process through March 31, 2013; and Anika’s expectations regarding its financial results for the fourth quarter and year ended December 31, 2012. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks, uncertainties and other factors. The company's actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including (i) the company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application or timely file and receive FDA or other regulatory approvals or clearances of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (ii) the company's research and product development efforts and their relative success, including whether the company has any meaningful sales of any new products resulting from such efforts; (iii) the cost effectiveness and efficiency of our clinical studies, manufacturing operations and production planning; (iv) the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas; (v) future determinations by the company to allocate resources to products and in directions not presently contemplated, (vi) the company’s ability to launch Monovisc in the U.S., if at all; (vii) the company’s ability to successfully resolve its appeal hearing regarding the FDA’s non-approvable letter for Monovisc, and the timing and results of such review; (viii) the company’s ability to provide an adequate and timely supply of its ophthalmic, Orthovisc and other products to its customers, (ix) our ability to successfully manage and turnaround Anika S.r.l.’s business; (x) the company’s ability to achieve its stated growth targets; (xi) the risk that the company does not achieve the operational or financial results that it expects and (xii) the risk that changes to the company’s preliminary results will be required as a result of completing the financial reporting closing process and financial audit. Certain other factors that might cause the company's actual results to differ materially from those in the forward-looking statements include those set forth under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2011, as well as those described in the company's other press releases and SEC filings.

CONTACT:
Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D., CEO
781-457-9000